SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 4, 2013
ALERIS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	333-185443 (Commission File Number)	27-1539594 (IRS Employer Identification No.)
25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122
(Address of Principal Executive Offices, including Zip Code)
(216) 910-3400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Resignation of Director
On December 4, 2013, Mr. Christopher Crane, a member of the Board of Directors (the “Board”) of Aleris Corporation (the “Company”), resigned from his position on the Board. Mr. Crane’s decision to resign from his position on the Board did not involve any disagreement with the Company, Company management or the Board.

Appointment of Director
On December 4, 2013, Mr. Donald T. Misheff was appointed to serve as a member of the Board to fill the vacancy left by Mr. Crane’s resignation.  Additionally, Mr. Misheff was appointed as a member of the Board’s audit committee.

Mr. Misheff retired in 2011 as managing partner (a position held since 2003) of the Northeast Ohio offices of Ernst & Young LLP, a public accounting firm. In this position he advised many of the region’s largest companies on financial and corporate governance issues. He began his career with Ernst & Young in 1978 as part of the audit staff and later joined the tax practice, specializing in accounting/financial reporting for income taxes, purchase accounting and mergers and acquisitions. Mr. Misheff is a member of FirstEnergy Corp’s board of directors (serving on its nuclear and finance committees and previously serving on its governance committee) and Asurint’s board of directors (serving on its audit committee). Mr. Misheff is also chairman of Cuyahoga Community College Foundation, member of Ancora Advisor's advisory board and member of the Akron Tomorrow Board. He previously served as chairman of the board of Firestone Country Club, trustee of Ashland University, and chairman of the Greater Akron Chamber. Additionally, Mr. Misheff has served as a member of the executive committee of Cleveland United Way, treasurer and chair of the finance committee for Team NEO, and on numerous other boards, including the University of Akron Foundation and BioEnterprise.

Mr. Misheff will receive compensation for his services on the same basis as other directors and consistent with the Company’s current policies for compensation of directors, including an annual retainer payable in equal installments at the end of each calendar quarter with respect to service on the Board. Additionally, it is anticipated that the Company’s compensation committee will consider certain equity awards to Mr. Misheff under the Aleris Corporation 2010 Equity Incentive Plan as further compensation for his director service. The types and amounts of such equity awards, if any, have not yet been determined.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS CORPORATION

Date: December 10, 2013	/s/ Scott A. McKinley
By: Scott A. McKinley
Its: Senior Vice President and Controller

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